Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-253988 on Form S-8 of our report dated September 28, 2021, relating to the financial statements of Ferguson plc appearing in this Annual Report on Form 20-F for the year ended July 31, 2021.

/s/ Deloitte LLP
London, United Kingdom
September 28, 2021
1